                          INDEPENDENT AUDITORS' CONSENT

       We consent to the use of our report dated September 28, 2000, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Select Global 30 Portfolio 2000-4 (Registration Statement No. 333-42922), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.




/s/Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
September 28, 2000